Exhibit No. 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Madison Gas and Electric Company on Form S-3 (Registration No. 33-52491 and Registration No. 33-24115) of our report dated February 10, 1995, on our audits of the consolidated financial statements of Madison Gas and Electric Company as of December 31, 1994 and 1993, and for the years then ended, which reports are included or incorporated by reference in this annual report on Form 10-K.





Milwaukee, Wisconsin
March 24, 1995                            COOPERS & LYBRAND L.L.P.